EXHIBIT 10.5

FOURTH AMENDMENT TO LOAN AGREEMENT

THIS FOURTH AMENDMENT TO LOAN AGREEMENT (the "Amendment") is entered into effective as of the 1st day of August, 2008, by and among FIFTH THIRD BANK, a Michigan banking corporation with its office and principal place of business at 250 West Main Street, Suite 100, Lexington, Kentucky 40507 (the "Bank"); MEDPRO SAFETY PROJECTS, INC., a Nevada corporation successor by merger to MEDPRO SAFETY PRODUCTS, INC., a Delaware corporation successor by merger to VACUMATE, LLC, a Kentucky limited liability company with its principal place of business at 817 Winchester Road, Suite 200, Lexington, Kentucky 40505 (the "Guarantor").  (Borrower and Guarantor are herein sometimes referred to collectively as "Obligors").

RECITALS:

WHEREAS, the Borrower, Guarantor and the Bank are parties to that certain Loan Agreement dated as of August 7, 2006, as amended by the First Amendment thereto dated effective as of March 19, 2007, as further amended by the First Amendment thereto dated effective as of March 19, 2007, as further amended by the Second Amendment thereto dated effective as of June 11, 2007 and as further amended by the Third Amendment thereto dated effective as of September 1, 2007 (as amended, the "Loan Agreement");

WHEREAS, pursuant to the Loan Agreement and the other Loan Documents (as such term is defined in the Loan Agreement), the Borrower is currently indebted to the Bank for, among other things, a revolving loan as evidenced by (a) that certain Third Amended and Restated Revolving Promissory Note, dated September 1, 2007, in the face principal amount of One Million Five Hundred Thousand and No/100 dollars ($1,500,000.00) (the "Third Amended and Restated Revolving Note") and (b) that certain Amended and Restated Term Promissory Note, dated September 1, 2007, in the original principal amount of Five Million and No/100 Dollars ($5,000,000.00) (the "Amended and Restated Term Note"); and

WHEREAS, the Borrower has requested and Bank has agreed to amend the Notes and certain other Loan Documents to reflect that the Borrower has assumed all obligation of MedPro Safety Products, Inc. a Delaware corporation under the Loan Documents;

WHEREAS, to induce Bank to enter into this Amendment, without which inducement Bank would be unwilling to undertake the same, Guarantor has agreed to enter into this Amendment;

AND, WHEREAS, the Borrower, Guarantor and Bank desire to amend the Loan Agreement and various Loan Documents, as defined in the Loan Agreement, and to enter into additional Loan Documents, to reflect the same and other amendments, as hereinafter provided.

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.            FOURTH AMENDED AND RESTATED REVOLVING NOTE.  Simultaneously with the execution of this Amendment, Borrower has executed and delivered to Bank its Fourth Amended and restated Revolving Promissory Note dated effective as of the date hereof in the face principal amount of One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00) (the "Fourth Amended and Restated Revolving Note").  Borrower shall repay the Fourth amended and Restated Revolving Note in accordance with the terms and conditions set forth therein as the same may be supplemented, amended and/or modified from time to time, with interest thereon at a rate set forth therein.  The Fourth Amended and Restated Revolving Note is an amendment and restatement of the existing Third amended and Restated Revolving Note and is not a novation thereof.  The Loan agreement and all other existing Loan Documents are hereby amended by substituting the term "Fourth Amended and Restated Revolving Note" for "Third Amended and Restated Revolving Note."

2.            SECOND AMENDED AND RESTATED TERM NOTE.  Simultaneously with the execution of this Amendment, borrower has executed and delivered to Bank its Second Amended and Restated Term Promissory Note dated effective as of the date hereof in principal amount for Four Million Five Hundred eighty-three Thousand Three Hundred Thirty-three and 33/100 Dollars ($4,583,333.33) (the "Second Amended and Restated Term Note").  Borrower shall repay the Second Amended and Restated Term Note in accordance with the terms and conditions set forth therein as the same may be supplemented, amended and/or modified from time to time, with interest thereon at a rate set forth therein.  The Second Amended and Restated Term Note is an amendment and restatement of the existing Amended and Restated Term Note and is not a novation thereof.  The Loan Agreement and all other existing Loan Documents are hereby amended by substituting the term "Second Amended and Restated term Note" for "Amended and Restated Term Note".

3.            SECOND AMENDED AND RESTATED SECURITY AGREEMENT.  Simultaneously with the execution of this Amendment, Borrower shall execute a Second Amended and Restated Security agreement in favor of the Bank pursuant to which the Borrower continues to grant the Bank a security interest in all of its assets to secure all of its obligations to the Bank under the Loan Documents pursuant to the terms of the Security Agreement (the "Second A&R Security Agreement").

4.            AMENDED AND RESTATED GUARANTY BY GUARANTOR.  Simultaneously with the execution of this Amendment, Guarantor shall execute a guaranty in which he shall guarantee payment to Bank of all obligations of borrower under the Loan Agreement, as amended hereby, the Fourth amended and Restated Revolving Note and the Amended and Restated Term Note pursuant to the terms of the guaranty (the "Fourth A&R Guaranty").

5.            FINANCIAL COVENANTS.  The financial covenants set forth in Section 5.01(m) of the Loan agreement is hereby deleted.

6.            RELATED AMENDMENTS TO LOAN AGREEMENT AND LOAN DOCUMENTS.  The Loan Agreement and the existing Loan Documents and the definitions contained therein are hereby further amended as follows:

a)           The term "Guaranty" shall mean the Fourth A&R guaranty executed by the Guarantor pursuant to the Loan Agreement, as amended hereby;

b)           The terms "Indebtedness" and "Obligations" in the Loan Agreement shall include the Borrower's Fourth Amended and Restated Revolving Note and Second Amended and Restated Term Note, and any amendments or modifications thereof and substitutions and replacements therefore;

c)           All references to "Loan Documents" shall mean all Loan Documents existing as of this date, plus Fourth Amended and Restated Revolving Note, the Second Amended and Restated term Note, the Fourth A&R Guaranty, the Second A&R Security Agreement and this Fourth Amendment to the Loan Agreement;

d)           The term "Loans" shall mean, in the aggregate, the two (2) loans from Bank to Borrower as evidenced by the Fourth Amended and Restated Revolving Note and Second Amended and Restated Term Note; and

e)           All references to "Notes" are amended to mean collectively, the Borrower's Fourth Amended and Restated Revolving Note and Second Amended and Restated Term Note, and any amendments or modifications thereof and substitutions and replacements therefore; and

f)           All references to "Security Documents" are amended to include the Second A&R Security Agreement.

7.            SECURITY FOR INDEBTEDNESS.  The Indebtedness evidenced by the Notes shall be secured by the Security Documents and the Collateral, as defined in the Loan Agreement, as hereby amended.

8.            DOCUMENTS REQUIRED AS A CONDITION PRECEDENT TO BANK'S OBLIGATIONS.  Bank shall have no obligation under this Amendment or to advance funds under the Fourth Amended and Restated Revolving Note or the Second Amended and Restated Term Note unless and until Bank has received all of the following documents, duly executed and inform satisfactory to Bank:

a)           This Fourth Amendment to Loan Agreement;

b)           The Fourth Amended and Restated Revolving Note;
c)           The Second Amended and Restated Term Note;
d)           The Fourth A&R Guaranty;
e)           The Second A&R Security agreement;
f)           Copies, certified as of the date hereof, of resolutions of the Directors of the Borrower authorizing the execution, delivery, and performance of this Fourth Amendment to Loan Agreement, the Notes, the Second A&R Security Agreement and the other Loan Documents and each other document to be delivered pursuant hereto; and
g)           The amendments to such other Loan Documents and such other documents or instruments s the Bank may reasonably require.

9.           REPRESENTATIONS AND WARRANTIES.  Borrower and Guarantor reiterate as of this date all representations and warranties contained in the Loan Agreement, each of which shall be deemed to be continuing warranties and representations until such time s all Debt evidenced by the Loan Agreement and other Loan Documents, as hereby amended, shall have been paid in full and Borrower and Guarantor have no further liability to Bank.

10.          COVENANTS.  Borrower and Guarantor agree that all covenants contained in the Loan Agreement and other Loan Documents, as hereby amended, are and hereafter shall be binding upon Borrower and Guarantor until payment in full of all obligations to Bank under the Loan Documents, unless otherwise consented to in writing by Bank.

11.          NO DEFENSES OR SETOFFS; RELEASE.  There are no defenses, credits, or setoffs to the payment of the Debt evidenced by the Notes or the other Loan Documents or the enforceability of the Notes or the other Loan Documents against the Bank relating to the transactions evidenced by the Notes, the Loan Agreement, this Amendment, the other Loan Documents or the transactions relating thereto.  The obligations described herein, in the Notes and in the other Loan Documents are absolute and non-contingent.  Each Obligor acknowledges and agrees that:  (a) such Obligor has no claim or cause of action against the Bank or any Affiliate of Fifth Third Bancorp (or any of their directors, officers, employees, or agents) (collectively, the "Bank Released Parties"); and (b) each Bank Released Party has heretofore property performed and satisfied in a timely manner all of such party's obligations to Obligors.  Bank wishes, and each Obligor agrees, to eliminate any possibility that any past conditions, acts, omissions, events, circumstances, or matters would impair or otherwise adversely affect Bank's rights, interests, collateral security, or remedies.  Therefore, each Obligor, on behalf of itself and all of its successors and assigns and any and all other entities and persons claiming rights through such Obligor, unconditionally releases, acquits, and forever discharges each Bank Released Party and their successors and assigns (collectively, the "Dischargees") from (i) any and all liabilities, obligations, duties, or indebtedness of any of the Dischargees to any Obligor, whether known or unknown, arising prior to the date hereof, and (ii) any and all claims, offsets, causes of action, suits, or defenses, whether know or unknown, which any Obligor might otherwise have against any of the Dischargees on account of any condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance, or matter of any kind which existed, arose or occurred at any time prior to the date hereof.  This release shall survive any termination of this Amendment.

12.          GOVERNING LAW.  This Amendment shall be governed by and construed and enforced in accordance with the substantive law of the Commonwealth of Kentucky.

13.          COUNTERPART EXECUTION.  This Amendment may be signed by each party upon a separate copy, and in such case one counterpart of this Amendment shall consist of enough of such copies to reflect the signature of each party.  This amendment may be executed in two or more counterparts, each of which shall be deemed an original.

14.          FUTURE NEGOTIATIONS.  The Borrower and Guarantor acknowledge and agree that (i) the Bank has no obligation whatsoever to discuss, negotiate or to agree to any restructuring of the Notes or any modification, amendment, restructuring or reinstatement of the other Loan Documents; (ii) that if there are any future discussions among the Bank and the Borrower or Guarantor concerning any such restructuring, modification, amendment or reinstatement, then no restructuring, modification, amendment, reinstatement, compromise, settlement, agreement or understanding with respect to the Notes, the other Loan Documents, the collateral or any aspect thereof, shall constitute a legally binding agreement or contract or have any force or effect whatsoever unless and until reduced in writing and signed by authorized representatives of the parties to be bound, and that none of the parties hereto shall assert or claim in any legal proceedings or otherwise that any such agreement exists except in accordance with the terms of this Section.

15.          FEES AND EXPENSES OF BANK.  Simultaneous with the execution of this Amendment, the Borrower shall pay the Bank all out-of-pocket expenses incurred  by the Bank in connection with the transactions contemplated hereunder, including, but not limited to, the fees and expenses of the Bank and its counsel incurred in preparing the revising this Fourth Amendment to Loan Agreement, the other Loan Documents and all related documents.

16.          LIMITED EFFECT OF AMENDMENT.  Except as specifically amended herein or in the other documents executed in connection with this Amendment, the terms and conditions of the Loan Agreement, the Loan Documents, and all other existing agreements between the parties are unaffected by this Amendment and shall continue to be binding upon Borrower, Guarantor and Bank.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties have executed this Amendment to Loan Agreement as of the day, month and year first above written.

FIFTH THIRD BANK,
a Michigan banking corporation

By:	/s/ David Verville
Name:	David Verville
Title:	AVP

MEDPRO SAFETY PRODUCTS, INC.,
a Nevada corporation

By:	/s/ W. Craig Turner
Name:	William Craig Turner
Title:	CEO

/s/ W. Craig Turner
WILLIAM CRAIG TURNER

STATE OF KENTUCKY                                                                 )
                                                                                                           )
COUNTY OF JEFFERSON                                                             )

The foregoing instrument was acknowledged before me this 3rd day of  February, 2009 by William Craig Turner, as Guarantor.

/s/ Gail R. Becraft
NOTARY PUBLIC

My commission expires: 8/30/09

SEAL